Exhibit 10.35

AMENDED AND RESTATED EXCLUSIVE SUBLICENSE AGREEMENT

This Amended and Restated Exclusive Sublicense Agreement (“Agreement”) is entered into on January 4, 2008 (“Effective Date”) between BioMimetic Therapeutics, Inc. (“BMTI”), a Delaware corporation (formerly known as BioMimetic Pharmaceuticals, Inc.) and Luitpold Pharmaceuticals, Inc. (“Luitpold”), a New York corporation (each, individually, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, BMTI has licensed the Licensed Patents, as hereinafter defined, from each of Harvard University and ZymoGenetics, Inc. (each a “Licensor” and collectively, the “Licensors”);

WHEREAS, BMTI and Luitpold entered in to an Exclusive Sublicense Agreement December 9, 2003 (the Exclusive Sublicense”) granting Luitpold an exclusive worldwide sublicense for the Licensed Technology in the Field of Use and the Field of Extended Use, as hereinafter defined;

WHEREAS, it is the intent of BMTI and Luitpold that no new rights with respect to the Licensed Patents will be conveyed to Luitpold in this Agreement; and

WHEREAS, BMTI desires to continue the Exclusive Sublicense with the amendments contained herein;

NOW THEREFORE, in consideration of the mutual covenants contained herein, it is agreed by the Parties that this Agreement amends, restates in its entirety and is hereby substituted for the December 9, 2003 Exclusive Sublicense Agreement between the parties. Accordingly, the Parties further agree as follows:

1. DEFINITIONS

1.1 “Affiliate” means any company, corporation, business or entity controlled by, controlling, or under common control with either Luitpold or BMTI. “Control” means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the voting stock (or the equivalent) of such corporation or other business or having the right to direct, appoint or remove a majority or more of the members of its board of directors (or their equivalent), or having the power to control the general management of such company, corporation, business or entity, by contract, law or otherwise.

1.2 “Distributor” means any non-Affiliate to whom Luitpold both sells Licensed Products and grants a right to distribute (but not to make or have made) such Licensed Products in a defined territory.

1.3 “FDA” means the United States Food and Drug Administration or its successor.

1.4 “Field of Use” means all uses related to the treatment, cure, or relief of mammals for periodontal diseases and/or the repair, restoration or reconstruction of oral and cranio- maxillofacial osseous defects.

1.5 “Field of Extended Use” shall mean all uses outside the Field of Use that are related to the treatment and healing of bone, cartilage, tendon and ligaments of the skeletal tissue system in animals (excluding humans), excluding the treatment and healing of soft tissue wounds.

1.6 “Harvard License” means the License Agreement dated April 10, 2001 by and between the President and Fellows of Harvard University, on one hand, and BMTI, on the other hand, in which Harvard University has licensed to BMTI rights to certain patents.

1.7 “Improvement” means any modification, alteration, enhancement or improvement to the Licensed Technology or any Licensed Product.

1.8 “Know-how” means BMTI’s technical and other information related to the Licensed Patents including, without limitation, ideas, concepts, inventions, discoveries, data, formulae, specifications, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, media formulations, fermentation, recovery and purification techniques and assay protocols whether or not covered by any patent, copyright design, trademark or other industrial or intellectual property rights.

1.9 “Licensed Patents” means the Valid Claims of (a) the patents and the patent applications listed on Exhibit A (attached hereto and made part of this Agreement); and (b) any patents and patent applications owned or licensed by BMTI claiming priority to the patents listed on Exhibit A to the extent any Valid Claim of such patents or patent applications, in the absence of the licenses contemplated hereunder, would be infringed by the use or sale within the Field of Use or the Field of Extended Use of a product by Luitpold (treating for this purpose any Valid Claim in pending patent applications as if they had been issued); and (c) all patents hereafter issuing from the patents and patent applications described in the immediately preceding clauses (a) and (b) throughout the world, whether national or regional, and including any divisions, renewals, reexaminations, continuations, continuations-in-part, extensions or reissues thereof, and any supplementary protection certificates. Exhibit A will be updated by BMTI on at least an annual basis.

1.10 “Licensed Product(s)” means any product consisting essentially of rhPDGF-BB in the absence of other growth-promoting proteins and in combination with a synthetic or natural matrix, or any part thereof (i.e., (1) any product consisting essentially of rhPDGF-BB in the absence of other growth-promoting proteins without a matrix, or (2) a synthetic or natural matrix alone), that (a) is covered by the Licensed Patents; (b) is developed through the use of a process that is covered by the Licensed Patents or (c) could not be manufactured, used or sold without the incorporation or use in whole or in part of some or all of the Licensed Patents. The following products are examples of Licensed Products: GEM 21S® Growth-factor Enhanced Matrix, GEM

ONJ (i.e., a product consisting of rhPDGF-BB in the absence of a matrix), **, and A GEM OS2-like product (i.e., rhPDGF-BB in combination with a matrix that includes collagen).

1.11 “Licensed Technology” means Know-how and the Licensed Patents.

1.12 “Net Sales” means at to the United States and Canadian markets the amounts invoiced by Luitpold or any of its Affiliates or Distributors during the term of this Agreement for the worldwide sale of Licensed Products to bona fide independent third party end users of the Licensed Products (hereinafter “Direct Net Sales”). In all other markets, Net Sales shall mean the amounts invoiced by Luitpold or any of its Affiliates to its Distributors (hereinafter “Indirect Net Sales”). Net Sales shall include any amounts that may be invoiced for samples, less: (a) normal and customary rebates, trade, or quantity and cash discounts, including credit card fees, actually taken or incurred; (b) sales, use and/or excise taxes, custom duties or other governmental charges (other than taxes imposed on Luitpold’s, an Affiliate’s or a Distributor’s net income) actually paid in connection with sales of Licensed Products; (c) amounts actually allowed or credited due to refunds, returns and replacements; (d) up to **% of gross sales, representing an estimate of the cost actually paid by Luitpold, an Affiliate or a Distributor, as applicable, for any bulk packages and packing, freight charges and insurance which amount will, at the request of BMTI, be reconciled to actual costs annually; and (e) amounts written off for bad debt. In the case of (a) and (c), such amounts shall be deductible only to the extent the same are identified on the invoice to the customer or other documentation maintained in the ordinary course of business. Net Sales also includes the fair market value of any non-cash consideration received by Luitpold, its Affiliates or Distributors for the sale, lease or transfer of Licensed Products.

1.13 “Territory” means worldwide.

1.14 “Valid Claim” means with respect to the Licensed Patents (a) a claim of a pending patent application; or (b) a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal has been taken after ninety (90) days.

1.15 “ZymoGenetics License” means the Exclusive Patent License Agreement dated March 28, 2001 by and between ZymoGenetics, Inc. and BMTI, in which ZymoGenetics has licensed to BMTI rights to certain patents listed therein.

2. GRANT

2.1 Exclusive License. BMTI hereby grants to Luitpold, and Luitpold hereby accepts from BMTI, subject to the terms and conditions herein specified, an exclusive worldwide license under the Licensed Technology to use, offer to sell, sell, and otherwise commercialize, solely in the Field of Use and the Field of Extended Use, Licensed Product(s) which include rhPDGF-BB purchased from BMTI. Notwithstanding the foregoing exclusive sublicense, BMTI reserves the right to use the Licensed Products for purposes of conducting trials and other tests with respect to

**

REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the treatment and healing of bone, cartilage, tendon and ligaments of the skeletal tissue system on animals in studies related to development of safety and efficacy information needed for the technology for human use and applications provided BMTI will share all such information with Luitpold. Any rights not expressly granted pursuant to this Agreement shall be reserved to BMTI. BMTI will not exercise any rights that are exclusively licensed Luitpold under this Agreement.

2.2 Sublicenses. BMTI hereby grants to Luitpold, and Luitpold hereby accepts from BMTI, upon the terms and conditions herein specified, the right to grant sublicenses under the Licensed Technology to Distributors to use, offer to sell and sell, in the Field of Use and the Field of Extended Use, Licensed Products purchased from BMTI; provided, however, that before any such sublicense is executed, Luitpold shall provide BMTI with at least the following information with respect to the proposed Distributor: (a) the identity of the proposed Distributor; (b) a description of the Licensed Product and the scope of the sublicense being granted; and (c) the territory in which the proposed Distributor will have rights under the sublicense. In the event that the proposed Distributor is not an Affiliate of Luitpold, Luitpold shall obtain the prior written consent of BMTI to such sublicense, which shall not be unreasonably withheld, conditioned or delayed. BMTI shall only be permitted to refuse such consent if Harvard disapproves such sublicense by Luitpold. BMTI shall use its best efforts to obtain Harvard’s consent to sublicenses by Luitpold. Luitpold will be responsible for the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amount to be paid by a Distributor directly to BMTI. Each sublicense granted by Luitpold shall be consistent with and subordinate to the terms and conditions of this Agreement. This Agreement, in the event BMTI’s License Agreement with Harvard University through which BMTI is licensing any Patent Rights thereunder is terminated, will be converted to a non-exclusive license, but only with respect to the patents licensed from Harvard University, which are also co-owned with BMTI. BMTI agrees not to take any action or omit to take any action that would cause the License Agreement with Harvard University to be terminated.

2.3 Regulatory Approvals.

(a) With respect to GEM 21S and subject to Section 6.4, BMTI shall obtain, at its sole expense, regulatory approvals required by the European Union for Luitpold to exercise the rights granted in Sections 2.1 and 2.2 above in the Field of Use for humans (but not animals) in the European Union. BMTI shall have the exclusive right to communicate with the European Union regulatory authorities regarding regulatory or other approval of GEM 21S in the Field of Use for humans, and Luitpold shall not initiate any communication with any such agency with regard to GEM 21S except for purposes of Section 6.4. If Luitpold is contacted directly by the European Union regulatory authorities regarding GEM 21S, Luitpold shall promptly notify BMTI and shall cooperate with BMTI in responding to any such communication.

(b) Upon regulatory approval of GEM 21S in the European Union, BMTI will assign such regulatory approval within the Field of Use and the Field of Extended Use to Luitpold.

3. TERM AND TERMINATION

3.1 Term. The term of this Agreement shall be for a period beginning on the Effective Date and shall continue until December 31, 2026. By no later than December 31, 2025, Luitpold shall have the right to extend the term of this Agreement for a period of five (5) years by notice to BMTI and thereafter it shall have the right to extend the term for additional five (5) year terms upon one (1) year’s notice to BMTI. Regardless of any extensions, the royalty obligation shall expire as set forth in Section 4.1.

3.2 Termination.

(a) In the event that one Party commits any material breach of this Agreement, unless this Agreement provides a different remedy, the non-breaching Party may terminate this Agreement at its option by giving the breaching Party not less than sixty (60) days written notice of its election to terminate as of a stated date. In addition to its option to terminate, BMTI shall have the right to convert this Agreement to a nonexclusive sublicense. Such notice shall state the nature of the defaults claimed by the non-breaching Party. The breaching Party during said sixty (60) day period may cure any default stated in said notice and if such default is cured or, if such default is not a failure to pay an amount due and will reasonably take longer than sixty (60) days to cure and the breaching Party is diligently pursuing such cure, this Agreement shall continue in full force and effect as if such notice had not been given.

(b) In the event either Party shall become insolvent or shall cease business, or shall file a voluntary petition or an answer admitting the jurisdiction of the court and the material allegations of, or shall consent to, an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of a receiver or trustee for a substantial part of its property then, at the option of the other Party, this Agreement shall terminate effective as of a date ten (10) days following written notice by the Party intending to terminate.

3.3 Effect of Termination. Upon termination or expiration of this Agreement and termination of the Exclusive License Agreement entered into between the Parties on January 4, 2008 (“Exclusive License Agreement”), BMTI shall have the option to repurchase from Luitpold any Licensed Products that are in Luitpold’s inventory on the effective date of such termination. The repurchase price for License Products in good condition in unopened, undamaged packaging shall be the price paid by Luitpold; the price for Licensed Products in damaged or opened packaging or otherwise not in good condition shall be subject to mutual agreement by the Parties in good faith. Luitpold may continue to sell any Licensed Products that are not repurchased by BMTI for up to one hundred eighty (180) days after the effective date of expiration or termination and shall pay to BMTI any royalties which may accrue on such sales.

3.4 Termination for Nonpayment. This Agreement, including Luitpold’s exclusive license rights granted herein, shall terminate if Luitpold defaults in making any payments provided for in the Asset Purchase Agreement dated December 14, 2007 (“Asset Purchase Agreement”), the Agreement Terminating Research, Development and Marketing Agreement

date January 4, 2008, or as provided for herein; provided that Luitpold does not cure such default within 30 days of notice thereof.

3.5 Survival. Article 1, Sections 3.3 and 3.4, and Articles 7 and 11 shall survive termination or expiration of this Agreement.

4. ROYALTIES

4.1 No Minimum Royalty. Luitpold shall not be required to pay any annual minimum royalty.

4.2 Royalty Rate. Notwithstanding the foregoing, Luitpold shall, in exchange for the rights granted to Luitpold under this Agreement and commencing on execution of this Agreement, pay or cause to be paid to BMTI a royalty on its Net Sales of Licensed Products at the rates set forth in Exhibit B. Notwithstanding the expiration of the royalty obligations hereunder, if at any time BMTI’s total royalty obligations to third parties due solely to Luitpold’s actions in exercising its rights under this Agreement exceed the combined total royalties that Luitpold pays to BMTI under this Agreement and the License Agreement executed by and between the Parties concurrently herewith (the “License Agreement”) with respect to such Licensed Product, Luitpold shall reimburse BMTI for the difference in such royalty obligations. BMTI hereby agrees not to amend, or seek to amend, the Harvard License or ZymoGenetics License in order to increase Luitpold’s royalty obligations set forth herein.

4.3 Royalty Reduction. On a country by country basis, if a product that contains rhPDGF competes against any Licensed Product and is marketed in the Field of Use, the applicable royalties above shall be reduced by ** if there is no patent coverage in such country; provided, however, that the applicable royalties shall not be less than BMTI’s required royalty payments to a third party as a result of Luitpold’s sale of any such Licensed Product.

4.4 Schedule and Form of Payment/Taxes. Luitpold shall pay royalties on a calendar quarter basis and payments shall be due and payable with the reports required by this Section 4.8 thirty (30) days following the close of the relevant accounting period. Each such payment shall be accompanied by a report for the period covered showing the total number or volume of Licensed Products sold and total Net Sales, each on a country-by-country basis (including end marked sales figures for the EU and other major markets as specified in the ZymoGenetics License), the exchange rate used to convert any payments into United States dollars, and total royalties due, if any. If no royalties are due for any calendar quarter, Luitpold shall so report. All royalties and other amounts payable to BMTI hereunder shall be payable in United States dollars. Luitpold shall, when required to do so by applicable law, be responsible for the payment

**

REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

of all withholding taxes imposed by any country on any royalty or other amounts payable to BMTI hereunder and shall withhold such taxes from the amounts payable to BMTI hereunder. Luitpold will supply BMTI with evidence of such payment of withholding tax, in a form acceptable to BMTI to meet the requirements for claiming foreign tax credits on BMTI’s federal income tax return. Notwithstanding the foregoing, if the law of any foreign country prevents any payment payable to BMTI hereunder to be made in the United States of America or prevents any such payment to be made in United States dollars, BMTI agrees to accept such payment in form and place as permitted, including deposits by Luitpold in the applicable foreign currency in a local bank or banks in such country designated by Luitpold. If any currency conversion is required in connection with any payment to BMTI hereunder such conversion shall be made at the average of the buying rate and the selling rate for the transfer of such other currency into United States Dollars as quoted by Citicorp Bank (New York), or its successor, on the last business day of the applicable accounting period, in the case of any payment payable with respect to a specified accounting period, or, in the case of any other payment, the last business day prior to the date of such payment.

4.5 Records. Luitpold shall maintain, and shall ensure that its Distributors maintain, complete and accurate records sufficient to enable accurate calculation of royalties and other fees due BMTI under this Agreement. Once a calendar year, BMTI shall have the right to select a certified public accountant reasonably acceptable to Luitpold to inspect, on not less than fifteen (15) business days prior written notice and during Luitpold’s regular business hours, the records of Luitpold and/or any Distributor necessary to verify Luitpold’s statement and payments due pursuant to this Agreement. Such accountant must execute a nondisclosure agreement reasonably satisfactory to Luitpold prior to any access to records. Luitpold agrees to, and to ensure that the Distributors, cooperate and provide reasonable access to their respective books, records and premises; provided, however, that such access shall be limited to those books and records necessary to verify the accuracy of the payments made to BMTI pursuant to this Agreement. The entire cost for such inspection shall be borne by BMTI unless there is a discrepancy of greater than, or equal to, five percent (5%) in Luitpold’s favor in which case Luitpold shall bear the entire cost of the inspection. Records shall be preserved by Luitpold and the Distributors for three (3) years for inspection by BMTI.

5. PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

5.1 Right to Prosecute and Maintain Licensed Patents. During the term hereof, BMTI or its Licensors shall have the right to file, prosecute and maintain all patents and patent applications as set forth in Exhibit A. Luitpold shall render BMTI such assistance as BMTI may reasonably require in order to comply with BMTI’s obligations under this Section 5.1. BMTI shall retain the right to abandon patent applications in BMTI’s reasonable discretion. BMTI shall maintain Licensed Patents, at its sole expense, until the last to expire Valid Claim. If BMTI should wish to abandon any one or more of the Licensed Patents or cease the maintenance thereof during the term of this Agreement, BMTI shall notify Luitpold in writing not less than forty-five (45) days prior to any action required to preserve such Licensed Patents and shall consider any objection by Luitpold to any proposed abandonment that BMTI receives within forty-five (45) days of receipt of such notification. If BMTI does not prosecute and maintain any patent or patent application and provided BMTI does not incur obligations arising under the

ZymoGenetics License or the Harvard License, BMTI will assign its rights, without warranties of any kind, to Luitpold.

5.2 Assistance and Communication. BMTI (or its Licensors) shall have exclusive control over the prosecution of the Licensed Patents before all national and international patent offices; provided that Luitpold shall have reasonable opportunities to advise BMTI. Luitpold shall cooperate and, at BMTI’s expense, shall render all reasonable assistance to BMTI in preparing, filing and prosecuting Licensed Patents relating to the Field of Use and the Field of Extended Use.

6. COVENANTS OF LUITPOLD

6.1 Sale and Marking. Luitpold will not sell or market any Licensed Products in any part of the Territory where proper regulatory approval has not been obtained, unless approval is not required. Luitpold shall comply with all applicable United States and foreign statutes related to the marking of Licensed Products and their packaging with patent pending, patent number(s), or other intellectual property notices and legends required to maintain the patent rights licensed in this agreement.

6.2 Export. Luitpold shall be solely responsible for obtaining all licenses, permits or authorizations required from the United States and any other government for export or reexport of Licensed Products. BMTI agrees to provide Luitpold with such assistance as it may reasonably request in obtaining such licenses, permits or authorization at Luitpold’s expense.

7. CONFIDENTIALITY

7.1 Confidential Information. It may be necessary for one Party to disclose to the other Party certain confidential or proprietary information. “Confidential Information” means information related to the business of Luitpold or the business of BMTI and includes, without limitation, all tangible and intangible information relating to scientific data, analyses and projections; intellectual property, patent applications, specifications, trade secrets, know-how, products, and product candidates; strategies, operations, systems, software, models, drawings, technical information, ideas, inventions, conceptions, reductions to practice, financial information, contracts, business documents, business strategies, business information, and business records; and any analyses, compilations, studies and other documents, in whatever form furnished, prepared or stored, whether prepared by a Party, its representatives or others, which are based upon, incorporate or otherwise reflect such information. During the term of this Agreement and for ten (10) years thereafter, the Party receiving Confidential Information of the other Party agrees not to disclose such Confidential Information to any third party and not to use it for any purpose except those specifically allowed in this Agreement. The parties may disclose such Confidential Information to their respective legal and financial advisors and representatives and Affiliates who are bound to comply with the non-use and non-disclosure provisions of this section 7.1. Confidential Information shall not include information which:

(a) is now in the public domain or which becomes generally available to the public through no fault of the receiving Party;

(b) is already known to, or in the possession of, the receiving Party prior to disclosure by the disclosing Party as can be demonstrated by written evidence;

(c) is disclosed on a non-confidential basis to the receiving Party by a third party having the right to make such a disclosure;

(d) is independently developed by the receiving Party (by activity not associated with the Licensed Patents) as can be demonstrated by written evidence; or

(e) is required to be disclosed by order of any court or governmental or regulatory authority, or where otherwise required by law but only after notification to the providing Party by the receiving Party of such requirement in order to allow the providing Party to seek protection for the providing Party’s Confidential Information from such court or governmental or regulatory authority.

7.2 Publicity. Except as otherwise set forth in this Section 7 or 12.2 or as set forth in the Asset Purchase Agreement, neither Party shall originate any publicity, news release or public announcements, relating to this Agreement (including, without limitation, its existence: its subject matter, the Parties’ performance, any amendment hereto or performance hereunder), whether to the public or press, stockholders or otherwise, without the prior written consent of the other Party, save only such announcements that are required by law to be made or that are otherwise agreed to by the Parties. Such announcements shall be brief and factual. If a Party decides to make an announcement, whether required by law or otherwise, it shall give the other Party at least ten (10) business days advance notice, where possible, of the text of the announcement so that the other Party shall have an opportunity to comment upon the announcement. To the extent that the receiving Party reasonably requests the deletion of any information in the announcement, the disclosing Party shall delete such information unless, in the opinion of the disclosing Party’s legal counsel, such Confidential Information is legally required to be fully disclosed.

8. INTERFERENCE, OPPOSITION AND ENFORCEMENT

8.1 Interference. In the event an interference is declared by the U.S. Patent and Trademark Office involving one or more of the Licensed Patents, then BMTI shall promptly notify Luitpold in writing. BMTI or its Licensors shall have exclusive control over the conduct of the interference; provided Luitpold shall have reasonable opportunities to advise BMTI. At BMTI’s sole discretion and expense, Luitpold shall assist BMTI and cooperate in any such interference upon BMTI’s request. In the event that there is an interference declared involving one or more of the Licensed Patents, then the obligation of Luitpold to pay royalties under the Licensed Technology shall continue unabated so long as Luitpold continues to exercise its rights under this Agreement.

8.2 Opposition. In the event that one or more of the Licensed Patents are subject to an opposition proceeding, then BMTI shall promptly notify Luitpold in writing. BMTI (or its Licensors) shall have exclusive control over the conduct of the opposition; provided Luitpold shall have reasonable opportunities to advise BMTI. At BMTI’s sole discretion and expense, Luitpold shall assist BMTI and cooperate in any such opposition upon BMTI’s request. In the event that there is an opposition involving one or more of the Licensed Patents, then the obligation of Luitpold to pay royalties under the Licensed Technology shall continue unabated so long as Luitpold continues to exercise its rights under this Agreement.

8.3 Declaratory Judgment Action. In the event a third Party brings an action to obtain a declaration of patent invalidity against Luitpold, BMTI and/or one or more Licensed Patents, BMTI (or its Licensors) shall have the right to defend such action at its own cost and expense, and to control any ensuing litigation. In the event a competitor is successful in lawfully marketing a Licensed Product during the term of this Agreement, Luitpold’s obligation to pay royalties shall persist in accordance solely with the royalty reduction as set forth in Section 4.4 of this Agreement.

8.4 Enforcement by BMTI. In the event either Party becomes aware of a suspected infringement of a Licensed Patent within the Field of Use or the Field of Extended Use, such Party shall notify the other Party promptly in writing and, following such notification, the Parties shall promptly confer. BMTI or Licensors shall have the right, but shall not be obligated, to prosecute an infringement action at its own expense and under its own direction and control; provided Luitpold shall have reasonable opportunities to advise BMTI. BMTI shall notify Luitpold in writing within ninety (90) days of becoming aware of a suspected infringement whether or not it will prosecute an infringement action. If BMTI or a Licensor elects to prosecute such action, it shall be entitled to all recoveries in any such action. Luitpold shall reasonably assist BMTI at BMTI’s expense in such actions if so requested. Luitpold shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

8.5 Backup Enforcement by Luitpold. If BMTI or its Licensors are unable or elect not to bring an action for infringement of a Licensed Patent within the Field of Use or the Field of Extended Use, Luitpold may bring such action at its own expense and under its own direction and control; provided, BMTI shall have reasonable opportunities to advise Luitpold. In such event, Luitpold shall be entitled to recover its expenses from all recoveries in any such action, and the remaining balance of any such recoveries shall be treated as Net Sales for which Luitpold shall pay royalties to BMTI. BMTI shall reasonably assist Luitpold at Luitpold’s expense in such actions if so requested or required by law. BMTI shall also lend its name to such actions if requested by Luitpold or required by law, at Luitpold’s expense. BMTI shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

9. REPRESENTATIONS AND WARRANTIES

9.1 Representations, Warranties and Covenants of Luitpold. Luitpold represents and warrants to and covenants with BMTI that:

(a) Luitpold is a corporation duly organized, validly existing and in corporate good standing under the laws of New York; and

(b) Luitpold has the corporate and legal right, authority and power to enter into this Agreement; and

(c) Luitpold has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

(d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Luitpold, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting Parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

(e) the performance of its obligations under this Agreement will not conflict with or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

(f) Luitpold will comply with all applicable laws and regulations in connection with the performance of Luitpold’s obligations pursuant to this Agreement, including but not limited to all applicable laws and regulations concerning product labeling, package marking, advertising and export.

9.2 Representations, Warranties and Covenants of BMTI. BMTI represents and warrants to and covenants with Luitpold that:

(a) BMTI is a corporation duly organized, validly existing and in corporate good standing under the laws of Tennessee; and

(b) BMTI has the corporate and legal right, authority and power to enter into this Agreement; and

(c) BMTI has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

(d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of BMTI, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting Parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

(e) the performance of its obligations under this Agreement will not conflict with or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

(f) BMTI will comply with all applicable laws and regulations in connection with the performance of BMTI’s obligations pursuant to this Agreement, including but not limited to all applicable laws and regulations concerning product safety, testing, labeling, package marking, advertising and export.

9.3 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE 9, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO

THE LICENSED PATENTS, GOODS, SERVICES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

10. IMPROVEMENTS

10.1 Ownership of Improvements. Each Improvement made or otherwise developed by Luitpold that claim priority or otherwise relate directly to the Licensed Patents shall be solely owned by BMTI. Luitpold expressly acknowledges that any Improvement it may make which claims priority to the Licensed Patents would not have been possible without the license granted in Section 2 hereof, and accordingly, Luitpold hereby assigns to BMTI all rights, title and interests that Luitpold may have or obtain in and to any Improvement that Luitpold may make, discover or develop, including any and all intellectual property rights therein. Luitpold shall have the exclusive right to seeks patent protect for any Improvement, and shall have complete control over the preparation, prosecution and maintenance of such patents at Luitpold’s costs. Not withstanding the preceding, BMTI shall grant to Luitpold the exclusive sublicense consistent with the provisions in Sections 2.1 and 2.2 for the term of this Agreement to all Improvements. Luitpold will incur no additional sublicensing fees for these additional products. Luitpold will be responsible for all regulatory approvals required for marketing Improvements which it sublicenses.

10.2 Notice. Either Party may generate Improvements without approval from or prior notice to the other Party, but shall promptly thereafter disclose to the other Party all Improvements made by such Party or its Affiliates or Distributors.

11. GENERAL PROVISION

11.1 Limited Liability. EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER LUITPOLD NOR BMTI WILL BE LIABLE WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

11.2 No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between BMTI and Luitpold. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur or hold itself out to third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale of Products shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party. The Parties hereto agree that each is acting as an independent contractor and not as an agent or partner of the other by virtue of this Agreement.

11.3 Severability. If any provision of this Agreement shall be found to be void, invalid or unenforceable, the same shall either be conformed to the extent necessary to comply with applicable law or stricken if not so conformable, so as not to affect the validity of this Agreement.

11.4 Notices. All notices, requests, demands, waivers, consents, approvals or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or by recognized commercial courier service, and delivered by a facsimile transmission, as follows:

If to BMTI:	BioMimetic Therapeutics, Inc. 389 A Nichol Mill Lane Franklin, TN 37067 Attention: Samuel E. Lynch, D.M.D., D.M.Sc. FAX: 615-844-1281
With a copy to:	BioMimetic Therapeutics, Inc. 389 A Nichol Mill Lane Franklin, TN 37067 Attention: Earl Douglas, General Counsel FAX: 615-236-4457
If to Luitpold:	Luitpold Pharmaceuticals, Inc. One Luitpold Drive P.O. Box 9001 Shirley, NY 11967 Attention: Mary Jane Helenek, R.Ph, M.S., M.B.A., President and CEO FAX: (631) 924-8650
With a copy to:	Sheppard Mullin Richter & Hampton LLP 1300 I Street, N.W. 11th Floor East Washington, DC 20005 Attention: Peter Reichertz FAX: 202-312-9426

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed effective (a) as of the date so delivered either personally or by facsimile transmission or courier service; or (b) on the third (3rd) business day after the same has been mailed.

11.5 Force Majeure. Neither Party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war or threatened act of war, acts of terror or threatened acts of terror, civil unrest, or intervention of any governmental authority, but any such delay or failure shall be remedied by such Party as soon as is reasonably possible. If the force majeure event persists for longer than twelve (12) months, the other Party shall have the right to terminate this Agreement.

11.6 Assignments. This Agreement may not be assigned by Luitpold without the written prior consent of BMTI; provided Luitpold may assign this Agreement to an acquirer of all or substantially all of its assets. This Agreement shall inure to the benefit of and be binding on the Parties’ permitted assigns, and successors in interest.

11.7 Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not act as a waiver of such obligation. No waiver, modification, release, or amendment or any obligation under this Agreement shall be valid or effective unless in writing and signed by both Parties hereto.

11.8 Choice of Law. This Agreement is subject to and shall be construed and enforced in accordance with the laws of the State of Delaware without reference to its choice of law provisions.

11.9 Dispute Resolution. The Parties agree that prior to any arbitration concerning this Agreement, an executive officer of BMTI and Luitpold with authority to resolve the dispute will meet within ten (10) days of a written request by either Party to the other and will attempt in good faith to negotiate a resolution to the dispute. If the Parties are unable to negotiate a resolution to the dispute within twenty (20) days of commencing negotiations, either Party may initiate arbitration proceedings by written request to the other. Except as otherwise specifically provided herein, all controversies and claims under this Agreement shall be settled by binding arbitration by a panel of three (3) arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in New York, New York. Each Party shall select one arbitrator and the two arbitrators so selected shall jointly select a third arbitrator. The decision reached by the arbitrators shall be conclusive and binding upon the Parties hereto and may be filed with the clerk of any court of competent jurisdiction. Each of the Parties shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared. Notwithstanding anything to the contrary in this Section 11.10, either Party may seek immediate injunctive relief from any court of competent jurisdiction for the protection of its intellectual property or Confidential Information.

11.10 Headings. Section headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

11.11 Execution. This Agreement shall be executed in duplicate, both of which shall be deemed to be originals, and both of which shall constitute one and the same agreement.

11.12 Entire Agreement. This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement.

11.13 Recording and Further Assurances. Luitpold may record this Agreement in each place necessary or convenient to perfect, protect or otherwise evidence Luitpold’s rights hereunder. Each Party agrees, promptly upon request, to execute such further documents as the other Party may reasonably request to for the purpose of making effective the rights of such Party under this Agreement, at the sole expense of the Party so requesting.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

BIOMIMETIC THERAPEUTICS, INC.
By:	/s/ Samuel E. Lynch
Its:	President and CEO

LUITPOLD PHARMACEUTICALS, INC.
By:	/s/ Mary Jane Helenek
Its:	President and CEO

EXHIBIT A

LICENSED PATENTS

Country	Title	Status	Patent No.	Issued
US	Wound Healing and Bone Regeneration	Filed – 11/16/87 Serial No. – 07/120,943	4,861,757	8/29/89
US	Wound Healing	Filed – 12/22/87 Serial No. – 07/136,399	4,874,746	10/17/89
US	Wound Healing	Filed – 5/20/88 Serial No. – 07/196,975	4,983,581	1/8/91
US	Wound Healing	Filed – 3/25/92 Serial No. – 07/857,713	5,256,644	10/26/93
US	Wound Healing	Filed – 8/10/88 Serial No. – 07/231,145	5,034,375	7/23/91
US	Wound Healing Using PDGF and IGF-II	Filed – 11/16/88 Serial No. – 07/272,090	5,019,559	5/28/91
US	Wound Healing	Filed – 9/13/90 Serial No. – 07/582,332	5,124,316	6/23/92
US	Wound Healing	Filed – 9/7/89 Serial No. – 07/403,969	5,035,887	7/30/91
US	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 2/16/94 Serial No. – 08/197,131	5,516,699	5/14/96
US	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 12/15/86 Serial No. – 06/942,161	4,845,075	7/04/89
US	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 01/02/92 Serial No. – 07/818,397	5,187,263	2/16/93
US	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 7/3/89 Serial No. – 07/381,096	5,516,896	5/14/96
US	Methods for Potentiating Growth in Osteoblasts	Filed – 3/22/95 Serial No. – 08/408,331	5,533,836	7/9/96
US	Monoclonal Antibodies to PDGF	Filed – 8/12/93 Serial No. – 08/106,034	5,889,149	3/30/99
US	PDGF Analogs and Methods For Use	Filed – 7/12/94 Serial No. – 08/273,779	5,474,982	12/12/95
US	PDGF Gel Formulation	Filed – 1/14/94 Serial No. – 08/183,115	5,770,228	6/23/98
US	Protease Resistant PDGF and Methods of Use	Filed – 9/9/94 Serial No. – 08/303,594	5,895,755	4/20/99
US	Protease Resistant PDGF and Methods of Use	Filed – 5/8/95 Serial No. – 08/436,140	5,905,142	5/18/99
CA	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 8/13/87 Serial No. – 544,480	1,341,398	11/19/02
CA	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/07/85 Serial No. – 492,370	1,340,212	12/15/98
CA	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/7/85 Serial No. – 677,115	1,340,846	12/7/99
AT	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	E84312	1/7/93
BE	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	0177957	1/7/93
CH	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	0177957	1/7/93
DE	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	3586960T2	1/7/93

Country	Title	Status	Patent No.	Issued
FR	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	0177957	1/7/93
GB	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	0177957	1/7/93
IT	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	0177957	1/7/93
LU	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	0177957	1/7/93
NL	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	0177957	1/7/93
SE	Expression of Biologically Active PDGF Analogs in Eukaryotic Cells	Filed – 10/10/85 Serial No. – 85112852	0177957	1/7/93
JP	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 6-522249	3699111	7/15/05
CA	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 2,159,449	2,159,449	9/14/99
CN	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94191916.1	94191916.1	4/2/03
EP	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
RU	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 95119807.00	2140282	10/27/99
AU	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 64171/94	681879	1/15/98
KR	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 95-704221
AT	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	E180674	6/2/99
CH	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
DE	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	69418865.4	6/2/99
DK	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
ES	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
FR	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
GB	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
GR	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
IE	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
IT	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
LU	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
NL	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
PT	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99

Country	Title	Status	Patent No.	Issued
SE	Methods for Potentiating Growth in Osteoblasts	Filed – 3/29/94 Serial No. – 94911725.3	0691849	6/2/99
JP	Protease Resistant PDGF and Methods of Use	Filed – 7/22/91 Serial No. – 3-512963	2823690	9/4/98
Austria	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
Australia	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 83289/87	600069	8/2/90
Belgium	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
Canada	Wound Healing and Bone Regeneration	Filed – 11/16/87 Serial No. – 551,909	1,322,714	10/5/93
Switzerland	Wound Healing and Bone Regeneration	Filed - 11/13/87 Serial No.- 87907900.2	0289584	5/5/93
China	Wound Healing and Bone Regeneration	Filed – 11/14/87 Serial No. – 87101250.2	87101250.2	10/30/94
Germany	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
Denmark	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 3932/88		5/30/05
Europe	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
France	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
France	Wound Healing and Bone Regeneration	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/3/94
Great Britain	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
Ireland	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 3075/87	60517	7/20/94
Italy	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
Japan	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 500179/87	1868245	8/26/94
Korea	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 88-700829	106280	10/17/96
Luxembourg	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
Netherlands	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
New Zealand	Wound Healing and Bone Regeneration	Filed – 11/16/87 Serial No. – 222551	222551	11/28/89
Sweden	Wound Healing and Bone Regeneration	Filed – 11/13/87 Serial No. – 87907900.2	0289584	5/5/93
Taiwan	Wound Healing and Bone Regeneration	Filed – 12/15/87 Serial No. – 76107672	NI-51493	01/30/92
South Africa	Wound Healing and Bone Regeneration	Filed – 11/16/87 Serial No. 87/8566	87/8566	7/26/89
Austria	Wound Healing	Filed – 12/20/88 Serial No. – 89901681.0	0394349	10/27/93
Australia	Wound Healing	Filed – 12/20/88 Serial No. – 37472/89	613776	12/3/91
Belgium	Wound Healing	Filed – 12/20/88 Serial No. – 89901681.0	0394349	10/27/93

Country	Title	Status	Patent No.	Issued
Canada	Wound Healing	Filed – 12/21/88 Serial No. – 586,562	1,322,164	9/14/93
Switzerland	Wound Healing	Filed – 12/20/88 Serial No. – 89901681.0	0394349	10/27/93
China	Wound Healing	Filed – 12/21/88 Serial No. – 88109273.8	88109273.8	7/19/94
Germany	Wound Healing	Filed – 12/20/88 Serial No. – 899011681.0	P3885300.0	10/27/93
Denmark	Wound Healing	Filed – 12/20/88 Serial No. – 4122/89	175947	8/8/05
Europe	Wound Healing	Filed – 12/20/88 Serial No. – 89901681.0	0394349	10/27/93
France	Wound Healing	Filed – 12/10/88 Serial No. – 89901681.0	0394349	10/27/93
Great Britain	Wound Healing	Filed – 12/20/88 Serial No. – 89901681.0	0394349	10/27/93
Ireland	Wound Healing	Filed – 12/21/88 Serial No. – 3833/88	61283	10/14/94
Italy	Wound Healing	Filed – 12/20/88 Serial No. – 89901681.0	0394349	10/27/93
Japan	Wound Healing	Filed – 12/20/88 Serial No. – 501944/89	1923551	4/25/95
Luxembourg	Wound Healing	Filed – 12/20/88 Serial No. – 89901681.0	0394349	10/27/93
Mexico	Wound Healing	Filed – 12/22/88 Serial No. – 14307	164966	10/09/92
Netherlands	Wound Healing	Filed – 12/20/88 Serial No. – 89901681.0	0394349	10/27/93
New Zealand	Wound Healing	Filed – 12/21/88 Serial No. – 227429	227429	05/14/91
Sweden	Wound Healing	Filed – 12/20/88 Serial No. – 89901681.0	0394349	10/27/93
Taiwan	Wound Healing	Filed – 02/01/89 Serial No. – 78100693	NI-51930	2/20/92
South Africa	Wound Healing	Filed – 12/22/88 Serial No. – 88/9594	88/9594	9/27/89
Austria	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/3/94
Austria	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	0531425	8/14/02
Belgium	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/30/94
Belgium	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	0531425	8/14/02
Canada	Wound Healing	Filed – 5/30/91 Serial No. – 2,082,420	2082420	7/20/04
Switzerland	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/3/94
Switzerland	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	531425	8/14/02
Germany	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	P68917300.8	8/3/94
Germany	Wound Healing	Filed – 5/30/91 Serial No. – 69133087.5	0531425	8/14/02

Country	Title	Status	Patent No.	Issued
Denmark	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	0531425	8/14/02
Europe	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/3/94
Europe	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	0531425	8/14/02
Spain	Wound Healing	Filed – 5/30/91 Serial No. – 0531425	0531425	8/14/02
France	Wound Healing	Filed – 5/22/89 Serial No. – 0419534	0419534	8/3/94
France	Wound Healing	Filed – 5/30/91 Serial No. – 0531425	0531425	8/14/02
Great Britain	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/3/94
Great Britain	Wound Healing	Filed – 5/30/91 Serial No. – 0531425	0531425	8/14/02
Greece	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	0531425	8/14/02
Italy	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/3/94
Italy	Wound Healing	Filed – 5/30/91 Serial No. – 0531425	0531425	8/14/02
Japan	Wound Healing	Filed – 5/22/89 Serial No. – 506485/89	1924479	4/25/95
Japan	Wound Healing	Filed – 5/30/91 Serial No. – 3-510661	3,377,524	12/6/02
Liechtestein	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	531425	8/14/02
Luxembourg	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/3/94
Luxembourg	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	0531425	8/14/02
Netherlands	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/3/94
Netherlands	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	0531425	8/14/02
Sweden	Wound Healing	Filed – 5/22/89 Serial No. – 89906917.3	0419534	8/3/94
Sweden	Wound Healing	Filed – 5/30/91 Serial No. – 91910904.1	0531425	8/14/02
Austria	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94
Belgium	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94
Canada	Wound Healing	Filed – 8/10/89 Serial No. – 607,968	1336816	8/29/95
Switzerland	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94
Denmark	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	P68912758	1/26/94
Germany	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94
Europe	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94

Country	Title	Status	Patent No.	Issued
France	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	382841	1/26/94
Great Britain	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94
Italy	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94
Japan	Wound Healing	Filed – 8/10/89 Serial No. – 509811/89	1975393	9/27/95
Luxembourg	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94
Netherlands	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94
Sweden	Wound Healing	Filed – 8/10/89 Serial No. – 89910545.6	0382841	1/26/94
Austria	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Belgium	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Canada	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 2,060,208	2,060,208	2/20/01
Switzerland	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Germany	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Denmark	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Europe	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Spain	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
France	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Great Britain	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Italy	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Japan	Wound Healing Using PDGF and IGF-11	Filed - 4/10/90 Serial No. – 507475/90	2030420	3/19/96
Luxembourg	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Netherlands	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Sweden	Wound Healing Using PDGF and IGF-11	Filed – 4/10/90 Serial No. – 90907577.2	0479799	8/6/97
Canada	Wound Healing	Filed – 9/7/90 Serial No. – 2,040,410	2040410	11/14/06
Japan	Wound Healing	Filed – 9/7/90 Serial No. – 2-512565	1969836	9/18/95
Austria	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	E220458	7/10/02
Belgium	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Canada	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 2,183,452	2,183,452	3/27/07

Country	Title	Status	Patent No.	Issued
Switzerland	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Germany	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	69527350.7	7/10/02
Denmark	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Europe	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Spain	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	ES2179867T3	7/10/02
France	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Great Britain	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Greece	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Ireland	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Italy	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Japan	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 7-521795	3,521,913	2/20/04
N. Korea	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 8/16/96 Serial No. – 96-0594	31,331	1/22/98
Netherlands	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Portugal	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02
Sweden	Pyridinoline Crosslinks as Markers of Periodontal and Peri-Implant Disease Activity	Filed – 1/13/95 Serial No. – 95909234.7	0745221	7/10/02

EXHIBIT B

ROYALTY RATES

	Direct Net Sales	Indirect Net Sales
Effective Date thru Expiration of US Patent No. ***	**	**
Expiration of US Patent No. *** thru Expiration of US Patent ***	**	**
Following Expiration of US Patent ***	**	**
*	Includes any extensions thereof.
**

REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.